 Exhibit 99.1

DropCar Announces Financial Results for the Three and Nine Months Ended September 30, 2019

Q3 Shows 133% Increase in Gross Profit and 83% Decrease in Net Loss Versus Prior Year as Company Continues Evaluating Strategic Opportunities

NEW YORK – November 14, 2019 (Business Wire) –DropCar, Inc. (Nasdaq: DCAR) (“DropCar” or the “Company”), a provider of micro logistics technology, mobility services and cloud based software for both the automotive industry and consumers, today announced financial results and the filing of its Form 10-Q for the three and nine months ended September 30, 2019, including an update on the results of initiatives implemented to conserve cash on hand, while focusing on its most profitable business segments.

Spencer Richardson, DropCar’s Chief Executive Officer, stated, “Our plan is to continue to focus on our most profitable business segments which has translated into continued improvements to our gross margin. These improvements have also afforded the Company the opportunity to thoroughly explore the best options for strategic growth and alternatives.”

During the past few months, DropCar has taken the following actions to continue to reduce its cash burn and focus on the most profitable segments of its business:

(i) leverage improvements to its in-house technology and data analysis to refine labor scheduling and service pricing models, resulting in the Company transitioning from a gross loss of $399,887 for the quarter ended September 30, 2018 to a gross profit of $131,628, or 133% increase for the quarter ended September 30, 2019; and

(ii) improving efficiency of overall backend and driver field operations while reducing low margin services, resulting in the Company transitioning from a gross loss of $1,658,377 for the nine months ended September 30, 2018 to a gross profit of $234,783, or 114% increase for the nine months ended September 30, 2019.

Financial Results for the Three Months Ended September 30, 2019 versus Three Months Ended September 30, 2018

Revenue for the three months ended September 30, 2019 decreased $294,000, or 21%, to $1,095,000, as compared to $1,389,000 for the same period in 2018, as DropCar Operating revenue decreased by $329,000, or 29%, due to the discontinued “Steve” parking offering. This was partially offset by an increase in “Will” valet on-demand service and DropCar 360 service revenue of $25,000, or 54%, to $71,000, compared to $46,000 for the three months ended September 30, 2018 primarily due to the cancellation of the tip payment to NY valets, as well as an increase in B2B service revenue of $9,000, or 4%, to $234,000 as compared to $225,000 for the three months ended September 30, 2018.

Cost of revenue during the three months ended September 30, 2019 totaled $964,000, a decrease of $825,000, or 46%, compared to $1,789,000 recorded for the three months ended September 30, 2018. This decrease was primarily due to a decrease of $825,000 in the Company’s valet and field support workforce.

The Company's $750,000 net loss for the three months ended September 30, 2019 was comprised of $753,000 operating loss from DropCar Operations and offset by $3,000 of interest income. This compared to a net loss of $4,348,000 for the same period in 2018, a reduction of 83%.

Financial Results for the Nine Months Ended September 30, 2019 versus Nine Months Ended September 30, 2018

Revenue for the nine months ended September 30, 2019 decreased $1,514,000, or 31%, to $3,441,000, as compared to $4,955,000 for the nine months ended September 30, 2018, as (i) DropCar Operating subscription service revenue decreased by $1,510,000, or 40% due to the discontinued “Steve” parking and valet on-demand service, and (ii) a decrease in “Will” valet on-demand service and DropCar 360 service revenue of $220,000, or 45%, to $267,000, compared to $487,000 for the nine months ended September 30th 2018. This decrease was offset by an increase in B2B revenue of $216,000, or 30%, to $926,000, compared to $710,000 for the nine months ended September 30, 2018.

Cost of revenue during the nine months ended September 30, 2019 totaled $3,207,000, a decrease of $3,407,000, or 52% compared to $6,614,000 recorded for the nine months ended September 30, 2018. This decrease was primarily due to $3,207,000 in wages and related expenses, $432,000 in repairs and damages, $197,000 in cost of gas, car wash and other service sold, partially offset by increase of $429,000 in parking garage fees and insurance costs.

The Company's $3,677,000 net loss for the nine months ended September 30, 2019 was comprised of $3,693,000 operating loss from DropCar Operations and offset by $16,000 of interest income. This compared to a net loss of $11,802,000 for the nine months ended September 30, 2018, a reduction of 69%.

About DropCar

Founded and launched in New York City in 2015, DropCar’s mission is to power the next generation of mobility by bringing the automotive industry’s products and services to everyone’s front door. DropCar’s core Mobility Cloud platform and integrated mobile apps help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s last mile logistics platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at https://drop.car/

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Investor Relations

Spencer Richardson
ir@DropCar.com
(646) 916-4595

DropCar, Inc. and Subsidiaries
Consolidated Balance Sheets Data

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,594,888	$4,303,480
Accounts receivable, net	176,328	295,626
Prepaid expenses and other current assets	311,567	328,612
Total current assets	3,082,783	4,927,718

Property and equipment, net	28,255	39,821
Capitalized software costs, net	478,129	659,092
Operating lease right-of-use asset	3,772	-
Other assets	3,525	3,525

TOTAL ASSETS	$3,596,464	$5,630,156

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,528,797	$2,338,560
Deferred income	304,683	253,200
Total current liabilities	1,833,480	2,591,760

TOTAL STOCKHOLDERS' EQUITY	1,762,984	3,038,396

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,596,464	$5,630,156

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Three Months Ended September 30,
	2019	2018
	(Restated)

SERVICE REVENUES	$1,095,320	$1,389,134

COST OF REVENUES	963,692	1,789,021

GROSS PROFIT (LOSS)	131,628	(399,887)
OPERATING EXPENSES
Research and development	43,690	60,299
Selling, general and administrative expenses	745,827	2,690,991
Depreciation and amortization	95,360	94,031
TOTAL OPERATING EXPENSES	884,877	2,845,321

OPERATING LOSS	(753,249)	(3,245,208)

Interest income (expense), net	3,240	171

LOSS FROM CONTINUING OPERATIONS	(750,009)	(3,245,037)

DISCONTINUED OPERATIONS
Loss from operations of discontinued component	-	(83,736)
LOSS FROM DISCONTINUED OPERATIONS	-	(83,736)
NET LOSS	$(750,009)	$(3,328,773)
Deemed dividend on exchange of warrants	-	(1,019,040)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(750,009)	$(4,347,813)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.19)	$(2.26)
Diluted	$(0.19)	$(2.26)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	-	$(0.06)
Diluted	-	$(0.06)
NET LOSS PER SHARE:
Basic	$(0.19)	$(3.03)
Diluted	$(0.19)	$(3.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	4,050,006	1,434,963
Diluted	4,050,006	1,434,963

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Nine Months Ended September 30,
	2019	2018
		(Restated)

SERVICE REVENUES	$3,441,307	$4,955,206

COST OF REVENUES	3,206,524	6,613,583

GROSS PROFIT (LOSS)	234,783	(1,658,377)
OPERATING EXPENSES
Research and development	161,002	238,431
Selling, general and administrative expenses	3,464,312	8,943,389
Depreciation and amortization	302,076	257,440
TOTAL OPERATING EXPENSES	3,927,390	9,439,260

OPERATING LOSS	(3,692,607)	(11,097,637)

Interest income (expense), net	15,937	(1,081,328)

LOSS FROM CONTINUING OPERATIONS	(3,676,670)	(12,178,965)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	377,207
INCOME FROM DISCONTINUED OPERATIONS	-	377,207
NET LOSS	$(3,676,670)	$(11,801,758)
Deemed dividend on exchange of warrants	-	(1,335,901)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,676,670)	$(13,137,659)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(1.09)	$(9.65)
Diluted	$(1.09)	$(9.65)
EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	-	$0.30
Diluted	-	$0.30
NET LOSS PER SHARE:
Basic	$(1.09)	$(10.41)
Diluted	$(1.09)	$(10.41)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	3,381,026	1,262,409
Diluted	3,381,026	1,262,409